U. S. Securities and Exchange Commission
                            Washington, D.C. 20549

				Form 10

		GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934


                      		RPM ADVANTAGE, INC.
               (Name of Small Business Issuer in its charter)

               NEVADA                                    87-0285684
    (State or Other Jurisdiction of              (IRS Employer ID Number)
     Incorporation or Organization)


               2500 WEST LOOP SOUTH, SUITE 340, HOUSTON, TEXAS 77027
             	(Address of Principal Executive Offices and Zip Code)

                  Issuer's telephone number:   (713) 583-4225

Securities to be registered under Section 12(b) of the Act:

Title of each class to be so registered: Not Applicable
Name of each exchange on which each class is to be registered: Not Applicable

Securities to be registered under Section 12(g) of the Act:

                      Common Stock, Par Value $ .001
                             (Title of class)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See definitions of large accelerated filer, accelerated filer, and smaller reporting Company in Rule 12b-2 of the Exchange Act:

      Large accelerated filer		Accelerated filer [X]
      Non Non-accelerated filer		Smaller reporting Company





      Table of Contents

      The cross-reference table below identifies where the items required by Form 10 can be found in the statement.


                             INDEX TO FORM 10
                                     of
                            RPM ADVANTAGE, INC.



Item Number and Caption                                                   Page

                                   PART I

Item 1.  Description of Business. . . . . . . . . . . . . . . . . . . . . . 3

Item 1A. Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Item 2.  Financial Information. . . . . . . . . . . . . . . . . . . . . . .14

Item 3.  Description of Property. . . . . . . . . . . . . .  . . . . .  . .17

Item 4   Security Ownership of Certain Beneficial Owners
         and Management. . . . . . . . . . . . . . . . . . . . . . . . . . 17

                                  PART II

Item 5.  Directors and Executive Officers . . . . . . . . . . . . . . . . .18

Item 6.  Executive Compensation . . . . . . . . . . . . . . . . . . . . . .18

Item 7.  Certain Relationships and Related Transactions
         and Directors Independence. . . . . . . . . . . . . . . . . . . . 18

Item 8.  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . 19

Item 9.  Market Price and Dividends for Registrant's
         Common Equity and Related Shareholder Matters. . . . . . . . . .  19


                                  PART III

Item 10.  Recent sales of Unregistered Securities. . . . . . . . . . . . . 20

Item 11.  Description of Registrant Securities
          to be Registered. . . . . .  . . . . . . . . . . . . . . . . . . 20

Item 12.  Indemnification of Directors and Officers. . . . . . . . . . . . 20

Item 13.  Financial Statements and Supplementary Data. . . . . . . . . . . 21


                                  PART IV

Item 14.  Changes in and Disagreements with Accountants
          on Accounting and Financial Disclosure. . . . . . . . . . . . . .21

Item 15   Financial Statement and Exhibits . . . . . . . . . . . . . . . . 21




EXPLANATORY NOTE

You should rely only on the information contained in this registration statement or in a document referenced herein. We have not authorized anyone to provide you with any other information. You should assume that the information contained in this registration statement is accurate only as of the date hereof except where a specific date is set forth herein.

As used in this registration statement, unless the context otherwise requires, the terms the Company, our Company, we, us, our, RPM, or RPMV refer to RPM Advantage, Inc., a Neveda corporation.

FORWARD LOOKING STATEMENTS

The statements contained in this document that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act). Although we believe that the expectations reflected in such forward-looking statements, including those regarding future operations, are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements are not guarantees of future performance and they involve various risks and uncertainties. Forward-looking statements contained in this document include statements regarding our proposed services, market opportunities and acceptance, expectations for revenues, cash flows and financial performance, and intentions for the future. Such forward-looking statements are included under Item 1.Business and Item 2. Financial Information - Managements Discussion and Analysis of Financial Condition and Results of Operation.
All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of such date, and we assume no obligation to update any forward-looking statement. It is important to note that such statements may not prove to be accurate and that our actual results and future events could differ materally from those anticipated in such statements. Among the factors that could cause actual results to differ materially from our expectations are those described under Item 1. Business,
Item 1A. Risk Factors and Item 2. Financial Information - Managements Discussion and Analysis of Financial Condition and Results of Operations.
All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section and other factors included elsewhere in document.


We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control that may cause our actual results and achievements to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any such events could have a material adverse effect on our business, results of operations, financial position, market growth, services, products and licenses.
See Risk Factors within this registration statement. Further, since our common stock is considered a penny stock, we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities and Exchange Act of 1934, as amended (the Exchange
Act).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this registration statement becomes effective, we will begin to file periodic reports, proxy statements, information statements and other documents with the United States Securities and Exchange Commission (the SEC). You may read and copy this information, for a copying fee, at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. More information on the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

Our SEC filings will also be available to the public from commercial document retrieval services, and at the web site maintained by the SEC at http://www.sec.gov.

When this registration statement becomes effective, we will make available, through a link to the SECs web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders, and amendments to those reports). To receive paper copies of our SEC filings, please contact us by mail at Investor Relations, RPM Advantage, Inc., 2500 West Loop South Suite 340, Houston, Texas 77027 or by calling us at
(713) 583-4225.


                                   PART I

------------------------------------------------------------------------------
Item 1.  Description of Business
------------------------------------------------------------------------------

General

Our business address is 2500 West Loop South Suite 340, Houston, Texas 77027. Our telephone number is (713) 583-4225.

  RPM Advantage, Inc., (formerly Communitronics of America,Inc.)(the Company, our Company, we, us, our, RPM Advantage, RPM, or RPMV) was organized in the state of Utah on SEPTember 21, 1970 and re-incorporated in Nevada in April 2006.

History

RPM Advantage traded on the Pink Sheets OTC Market under the symbol RPMV from April 2006 through the date of an SEC-imposed two week temporary trading halt on March 22, 2011. The SEC stated that the temporary halt was due to the company had not filed its SEC annual or quarterly filings since SEPTember 2006. a copy of this OIP can be found on the SEC website at the link: http://www.sec.gov/litigation/suspensions/2011/34-64103-o.pdf
After the SEC temporary halted trading, it granted our Company and the other companies identified in the action time to respond and resolve any issues of compliance. RPM Advantage was the only company to respond.
As the result of the temporary trading halt, when the trading halt was lifted on April 5, 2011 from the Companys securities trading under the symbol RPMV, no live quotations were allowed to be made for the Companys common stock by any broker or dealer until such broker or dealer filed a Form 211 with the OTC Compliance Unit at the Financial Services Regulatory Authority (FINRA). The company filed all deliquient filing and the SEC then claimed that the filing had material errors, the company position was that there was some typos and mistakes made while converting the filings to the SEC Edgar System, but that all the filing were were correct. At no time in the past six months of these proceeding did we recieve any official notice from the Corporate Finance Division of the SEC in writting or any other means that they viewed the typos and mistakes as material errors

Since then all the typos and mistakes have been corrected and numerious amended filings have been filed with the SEC. These amended filing addressed and corrected all the mistakes that the SEC Enforcement Division claimed exisited.

The Enforcement Division continued to hold the position that the Company filing were late and simple by this reason alone is enough to say that they are deliquient, and further, that its the SEC position that the Company 12g registration be revoked and the Company should file a new form 10 in order to cure any and all claimed deliquiences.

The Company believed that all its filings were current and that there are no material ommisions,on November 8, 2011 the company entered into an Settlement with enforcement to accept a revocation as the best course of action for its shareholders and investors and to file this Form 10 in order to ensure that it is in complete compliance with all necessary filings requirements.
A copy of this order can be found on the SEC website at the link: http://www.sec.gov/litigation/admin/2011/34-65704.pdf

As of the date of this filing, our common stock is on the OTC Gray market (the OTC Markets) under the symbol RPMV.


The Company is a independent operator in the Exploration and Production (E & P) segment of oil an gas industry. The Company focus is on secondary recovery leases that have known proven reserves and can have their values increased by and through the application of new and emerging enhanced recovery technologies. The Company considers itself to be one operating segment.

RPM Advantage's overall business strategy is to continue growing in its existing markets as well as to enter similar, adjacent markets by acquiring new leases or acquiring other oil and gas companies.

We presently do not have employees engaged in the daily operation and drilling of oil wells. We do not anticipate hiring additional professionals or others in the near future to evaluate, drill or operate our wells. Instead, we expect to hire independent contractors to perform these functions on a project-by-project basis. We hope to compensate such independent contractors for their services through the issuance of equity or with funds received from any funding arrangement in the future.

The Company has limited financial resources available, which has had an adverse impact on the Company's activities and operations. Additional funding would allow the development of future wells, and pay for expenditures for exploration and development, general administrative costs, and possible entrance into strategic arrangements with a third parties. We plan to raise capital through the sale of equity or convertible debt securities and/or through loans from our stockholders and/or third parties. There can be no assurance that additional funds will be available to us on favorable terms, or at all. If adequate funds are not available within the next 12 months, we may be required to curtail our operations significantly or obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our assets that we would not otherwise relinquish.

Petroleum Industry Background

  The petroleum industry includes the global processes of exploration, extraction, refining, transporting (often by oil tankers and pipelines), and marketing petroleum products. The largest volume products of the industry are fuel oil and gasoline (petrol). Petroleum is also the raw material for many chemical products, including pharmaceuticals, solvents, fertilizers, pesticides, and plastics. The industry is usually divided into three major components: upstream, midstream and downstream. Midstream operations are usually included in the downstream category.

According to the U.S. Energy Information Administrations (EIA) Petroleum is vital to many industries, and is of importance to the maintenance of industrial civilization itself, and thus is a critical concern for many nations. The United States consumed 25% of the oil produced in 2007. The production, distribution, refining, and retailing of petroleum taken as a whole represents the world's largest industry in terms of dollar value.

Oil Industry - Overview

The price of oil is a function of oils supply and demand, among other factors. Throughout 2010, and 2009 oil prices swung materially as demand contracted in light of the global recession.

According to the U.S. Energy Information Administrations (EIA) Short-Term Energy Outlook, dated March 8, 2011, West Texas Intermediate (WTI) crude oil spot prices averaged $88.58 per barrel in February 2011, slightly lower than the January 2011 average, while over the same time period the estimated average cost of all crude oil to U.S. refineries increased by
about $4.50 per barrel to  $92.50.   EIA projects that the WTI spot prices
will rise to an average of $105 per barrel in December 2011 and remain at about that level through 2012. The report can be accessed at the following link: http://www.eia.doe.gov/emeu/steo/pub/contents.html.

The market for oil and gas is dependent upon a number of factors beyond our control, which at times cannot be accurately predicted. These factors include the proximity of wells to, and the capacity of, natural gas pipelines, the extent of competitive domestic production and imports of oil and gas, the availability of other sources of energy, fluctuations in seasonal supply and demand, and governmental regulation. In addition, there is always the possibility that new legislation may be enacted, which would impose price controls or additional excise taxes upon crude oil or natural gas, or both. Oversupplies of natural gas can be expected to recur from time to time and may result in the gas producing wells being shut-in. Imports of natural gas may adversely affect the market for domestic natural gas.


The market price for crude oil is significantly affected by policies adopted by the member nations of Organization of Petroleum Exporting Countries (OPEC). Members of OPEC establish prices and production quotas among themselves for petroleum products from time to time with the intent of controlling the current global supply and consequently price levels. We are unable to predict the effect, if any, that OPEC or other countries will have on the amount of, or the prices received for, crude oil and natural gas.


Gas prices, which were once effectively determined by government regulations, are now largely influenced by competition. Competitors in this market include producers, gas pipelines and their affiliated marketing companies, independent marketers, and providers of alternate energy supplies, such as residual fuel oil. Changes in government regulations relating to the production, transportation and marketing of natural gas have also resulted in significant changes in the historical marketing patterns of the industry. Generally, these changes have resulted in the abandonment by many pipelines of long-term contracts for the purchase of natural gas, the development by gas producers of their own marketing programs to take advantage of new regulations requiring pipelines to transport gas for regulated fees, and an increasing tendency to rely on short-term contracts priced at spot market prices.


Competition

The oil and gas industry is highly competitive. Our competitors and potential competitors include major oil companies and independent producers of varying sizes, all of which are engaged in the acquisition of producing properties and the exploration and development of prospects. Most of our competitors have greater financial, personnel and other resources than we have. Consequently, they have greater leverage to use in acquiring prospects, hiring personnel and marketing oil and gas. Accordingly, a high degree of competition in these areas is expected to continue.

Governmental Regulations

The production and sale of oil and gas is subject to regulation by state, federal, and local authorities. In most areas there are statutory provisions regulating the production of oil and natural gas under which administrative agencies may set allowable rates of production and promulgate rules in connection with the operation and production of such wells, ascertain and determine the reasonable market demand of oil and gas, and adjust allowable rates with respect thereto.

Our operations are subject to extensive and continually changing regulation because legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Many departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in large penalties. The regulatory burden on this industry increases our cost of doing business and, therefore, affects our profitability. However, we do not believe that these regulations will have a significant negative impact on our operations with the acquired assets.

The Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) contains provisions requiring the remediation of releases of hazardous substances into the environment and imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons including owners and operators of contaminated sites where the release occurred and those companies who transport, dispose of, or arrange for disposal of hazardous substances released at the sites. Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. Third parties may also file claims for personal injury and property damage allegedly caused by the release of hazardous substances. Although we handle hazardous substances in the ordinary course of business, we are not aware of any hazardous substance contamination for which we may be liable.

Management believes that we are in compliance in all material respects with the applicable environmental laws and regulations to which we are subject. We do not anticipate that compliance with existing environmental laws and regulations will have a material effect upon our capital expenditures, earnings or competitive position. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, changes in the environmental laws and regulations, or claims for damages to persons, property, natural resources or the environment, could result in substantial costs and liabilities, and thus there can be no assurance that we will not incur significant environmental compliance costs in the future.

----------------------------------------------------------------------
Item 1A. Risk Factors
----------------------------------------------------------------------

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the other information in this registration statement, including our consolidated financial statements and the notes to those statements, before you purchase any of our shares. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, could negatively impact our business, results of operations or financial condition in the future. If any of the following risks and uncertainties develops into actual events, our business, results of operations or financial condition could be adversely affected. In those cases, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have a history of losses which may continue and which may negatively impact our ability to achieve our business objectives.

We have incurred cumulative net losses of $7,478,191 for the period from 1970 (inception) to SEPTember 30, 2011 . We cannot be assured that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We will require additional capital to fund our future activities. If we fail to obtain additional capital, we may not be able to implement fully our business plan, which could lead to a decline in reserves.

We are dependent on our ability to obtain financing to supplement our cash flow from operations. Historically, we have financed our business plan and operations primarily with issuances of common stock. We also require capital to fund our capital budget. Production of oil and gas will require significant capital expenditures and successful drilling operations. We will be required to meet our needs from our internally generated cash flows, debt financings and equity financings.

If our revenues decrease as a result of lower commodity prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. We may, from time to time, need to seek additional financing. Even if additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all.
If cash generated by operations is not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our projects, which could lead to a possible loss of properties and a decline in any oil and gas we may recover.


Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated July 5, 2011, our independent registered public accounting firm stated that our consolidated financial statements for the fiscal year ended December 31, 2010 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses and cash used in operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals, and there can be no assurances that such methods will prove successful. In addition, we most likely will need to raise monies for future development costs. Even though these development costs may be incurred over a three to five year period, we may be unable to raise the funds necessary to cover such costs. We have only raised limited amount of capital.

Therefore, there is no assurance that further capital can be raised, which if not raised will substantially change our plans to develop any of our oil properties.

The duration or severity of the current global economic downturn and ddisruptions in the financial markets, and their impact on our Company, are uncertain.

The oil and gas industry generally is highly cyclical, with prices subject to worldwide market forces of supply and demand and other influences. The recent global economic downturn, coupled with the global financial and credit market disruptions, have had a historic negative impact on the oil and gas industry. These events have contributed to an unprecedented decline in crude oil and natural gas prices, weak end markets, a sharp drop in demand, increased global inventories, and higher costs of borrowing and/or diminished credit availability. While we believe that the long-term prospects for oil and gas remain bright, we are unable to predict the duration or severity of the current global economic and financial crisis. There can be no assurance that any actions we may take in response to further deterioration in economic and financial conditions will be sufficient. A protracted continuation or worsening of the global economic downturn or disruptions in the financial markets could have a material adverse effect on our business, financial condition or results of operations.

Gas and oil prices are volatile, and a decline in gas or oil prices could significantly affect our business, financial condition or results of operations and our ability to meet our capital expenditure requirements and financial commitments.

Our revenues, profitability and cash flow depend substantially upon the prices and demand for gas and oil. The markets for these commodities are volatile, and even relatively modest drops in prices can affect significantly our financial results and impede our growth. Prices for gas and oil fluctuate widely in response to relatively minor changes in the supply and demand for gas and oil, market uncertainty and a variety of additional factors beyond our control, such as:

       domestic and foreign supply of gas and oil;

       price and quantity of foreign imports;

       commodity processing, gathering and transportation availability and the availability of refining capacity;

       domestic and foreign governmental regulations;

       political conditions in or affecting other gas producing and oil producing countries, including the current conflicts in the Middle East and conditions in South America and Russia;

       the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

       weather conditions, including unseasonably warm winter weather;

       technological advances affecting gas and oil consumption;

       overall United States and global economic conditions; and

       price and availability of alternative fuels.




Further, gas prices and oil prices do not necessarily fluctuate in direct relationship to each other.

The results of higher investment in the exploration for and production of gas and other factors may cause the price of gas to drop. Lower gas and oil prices may not only cause our revenues to decrease but also may reduce the amount of gas and oil that we can produce economically. Substantial decreases in gas and oil prices would render uneconomic some or all of our drilling locations. This could have a material adverse effect on our financial condition, results of operations and cash flow.


Drilling and exploring for, and producing, gas and oil are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Drilling and exploration are the main methods we use to replace our hydrocarbons. However, drilling and exploration operations may not result in any increases in hydrocarbons for various reasons. Exploration activities involve numerous risks, including the risk that no commercially productive gas or oil reservoirs will be discovered. In addition, the future cost and timing of drilling, completing and producing wells is often uncertain. Furthermore, drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

       lack of acceptable prospective acreage;

       inadequate capital resources;

       unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents;

       adverse weather conditions, including tornados;

       unavailability or high cost of drilling rigs, equipment or labor;

       reductions in gas and oil prices;

       limitations in the market for gas and oil;

       surface access restrictions;

       title problems;

       compliance with governmental regulations; and

       mechanical difficulties.




Our decisions to purchase, explore, develop and exploit prospects or properties depend in part on data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often uncertain. Even when used and properly interpreted, 3-D seismic data and visualization techniques only assist geoscientists and geologists in identifying subsurface structures and hydrocarbon indicators. They do not allow the interpreter to know conclusively if hydrocarbons are present or producible economically. In addition, the use of 3-D seismic and other advanced technologies require greater predrilling expenditures than traditional drilling strategies.

In addition, higher gas and oil prices generally increase the demand for drilling rigs, equipment and crews and can lead to shortages of, and increasing costs for, such drilling equipment, services and personnel. Such shortages could restrict our ability to drill the wells and conduct the operations that we currently have planned. Any delay in the drilling of new wells or significant increase in drilling costs could adversely affect our ability to increase our production and reduce our revenues.

We may not discover commercial quantities of oil and gas reserves, which will impact our ability to meet our business goals.

Our ability to locate reserves is dependent upon a number of factors, including our participation in multiple exploration projects and our technological capability to locate oil and gas in commercial quantities. We cannot predict that we will have the opportunity to participate in projects that economically produce commercial quantities of oil and gas in amounts necessary to create a positive cash flow for the Company or that the projects in which we elect to participate will be successful. There can be no assurance that our planned projects will result in significant reserves or that we will have future success in drilling productive wells at economical reserve replacement costs.


The results of higher investment in the exploration for and production of gas and other factors may cause the price of gas to drop. Lower gas and oil prices may not only cause our revenues to decrease but also may reduce the amount of gas and oil that we can produce economically. Substantial decreases in gas and oil prices would render uneconomic some or all of our drilling locations. This could have a material adverse effect on our financial condition, results of operations and cash flow.

All of our future oil and gas properties will located in Texas, Kansas and Oklahoma, and our future leases are primarily attributable to fields in those areas, making us vulnerable to risks associated with having our production concentrated in a small area.

If the vast majority of our producing properties are geographically concentrated in Texas, Kansas and Oklahoma, and our leases are primarily attributable to the fields in that area. As a result of this concentration, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by significant governmental regulation, transportation capacity constraints, curtailments of production, natural disasters, interruption of transportation of gas produced from the wells in these basins or other events that impact these areas.

Identified drilling locations that we decide to drill may not yield gas or oil in commercially viable quantities and are susceptible to uncertainties that could materially alter the occurrence or timing of their drilling.

Our drilling locations are in various stages of evaluation, ranging from locations that are ready to be drilled to locations that will require substantial additional evaluation and interpretation. There is no way to predict in advance of drilling and testing whether any particular drilling location will yield gas or oil in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively before drilling whether gas or oil will be present or, if present, whether gas or oil will be present in commercial quantities. The analysis that we perform may not be useful in predicting the characteristics and potential reserves associated with our drilling locations. As a result, we may not find commercially viable quantities of gas and oil.

Our drilling locations represent a significant part of our growth strategy. Our ability to drill and develop these locations depends on a number of factors, including gas and oil prices, costs, the availability of capital, seasonal conditions, regulatory approvals and drilling results. Because of these uncertainties, we do not know when the unproved drilling locations we have identified will be drilled or if they will ever be drilled or if we will be able to produce gas or oil from these or any proved drilling locations. As such, our actual drilling activities may be materially different from those presently identified, which could adversely affect our business, results of operations or financial condition.

Our actual production, revenues and expenditures related to our oil and gas prospects are likely to differ from our estimates of hydrocarbons. We may experience production that is less than estimated and drilling costs that are greater than estimated in our reserve reports. These differences may be material.

                We estimate the amount of hydrocarbons available in our prospects. Petroleum engineering is a subjective process of estimating underground accumulations of gas and oil that cannot be measured in an exact manner. Estimates of economically recoverable gas and oil reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, including:

        historical production from the area compared with production from other similar producing areas;

        the assumed effects of regulations by governmental agencies;

        assumptions concerning future gas and oil prices; and

        assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs.


Because all estimates of recoverable oil and gas are to some degree subjective, each of the following items may differ materially from those assumed in estimating proved reserves:

       the quantities of gas and oil that are ultimately recovered;

       the production and operating costs incurred;

       the amount and timing of future development expenditures; and

       future gas and oil prices.


Estimates of proved undeveloped reserves are even less reliable than estimates of proved developed reserves.

 Furthermore, different engineers may make different estimates of recoverable oil and gas and cash flows based on the same available data. Our actual production, revenues and expenditures will likely be different from estimates and the differences may be material. Actual future net cash flows also will be affected by factors such as:

       the amount and timing of actual production;

       supply and demand for gas and oil;

       increases or decreases in consumption; and

       changes in governmental regulations or taxation.



You should not assume that the present value of future net revenues from our potential recoverable oil and gas is the current market value of our estimated gas and oil reserves.

Competition in the oil and gas industry is intense, and many of our competitors have resources that are greater than ours.

We operate in a highly competitive environment for acquiring prospects and productive properties, marketing gas and oil and securing equipment and trained personnel. Many of our competitors are major and large independent oil and gas companies that possess and employ financial, technical and personnel resources substantially greater than ours. Those companies may be able to develop and acquire more prospects and productive properties than our financial or personnel resources permit. Our ability to acquire additional prospects and discover reserves in the future will depend on our ability to evaluate and select suitable properties and consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and gas industry. Larger competitors may be better able to withstand sustained periods of unsuccessful drilling and absorb the burden of changes in laws and regulations more easily than we can, which would adversely affect our competitive position. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

We depend on our management team and other key personnel. Accordingly, the loss of any of these individuals could adversely affect our business, financial condition and the results of operations and future growth.

Our success largely depends on the skills, experience and efforts of our management team. The loss of the services of one or more members of our senior management team could have a negative effect on our business, financial condition, results of operations and future growth. We have not entered into an employment agreement with David Pressler, our President and Chief Executive Officer. See Executive Compensation Item 6 Employment agreements and other arrangements. If he or other key personnel resign or become unable to continue in their present roles and are not adequately replaced, our business operations could be materially adversely affected. Our ability to manage our growth, if any, will require us to attract, motivate and retain additional qualified personnel. Competition for these types of personnel is intense, and we may not be successful in attracting, assimilating and retaining the personnel required to grow and operate our business profitably


We are subject to complex governmental laws and regulations that may adversely affect the cost, manner or feasibility of doing business.

Our operations and facilities are subject to extensive federal, state and local laws and regulations relating to the exploration for, and the development, production and transportation of, gas and oil, and operating safety, and protection of the environment, including those relating to air emissions, wastewater discharges, land use, storage and disposal of wastes and remediation of contaminated soil and groundwater. Future laws or regulations, any adverse changes in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may harm our business, results of operations and financial condition. We may encounter reductions in reserves or be required to make large and unanticipated capital expenditures to comply with governmental laws and regulations, such as:

       price control;

       taxation;

       lease permit restrictions;

       drilling bonds and other financial responsibility requirements, such as plug and abandonment bonds;

       spacing of wells;

       unitization and pooling of properties;

       safety precautions; and

       permitting requirements.


 Under these laws and regulations, we could be liable for:

        personal injuries;

        property and natural resource damages;

        well reclamation costs, soil and groundwater remediation costs; and

        governmental sanctions, such as fines and penalties.


Our operations could be significantly delayed or curtailed, and our cost of operations could significantly increase as a result of environmental safety and other regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be unable to obtain all necessary licenses, permits, approvals and certificates for proposed projects. Intricate and changing environmental and other regulatory requirements may require substantial expenditures to obtain and maintain permits. If a project is unable to function as planned, for example, due to costly or changing requirements or local opposition, it may create expensive delays, extended periods of non-operation or significant loss of value in a project.

Our oil and gas business depends on transportation facilities owned by others.

The marketability of our potential oil and gas production depends in part on the availability, proximity and capacity of pipeline systems owned or operated by third parties. Federal and state regulation of oil and gas production and transportation, tax and energy policies, changes in supply and demand and general economic conditions could adversely affect our ability to produce, gather and transport oil and natural gas.

Attempts to grow our business could have an adverse effect on our ability to manage our growth effectively.

Because of our small size, we desire to grow rapidly in order to achieve certain economies of scale. Although there is no assurance that this rapid growth will occur, to the extent that it does occur, it will place a significant strain on our financial, technical, operational and administrative resources. As we increase our services and enlarge the number of projects we are evaluating or in which we are participating, there will be additional demands on our financial, technical and administrative resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations.

Operating hazards, natural disasters or other interruptions of our operations could result in potential liabilities, which may not be fully covered by our insurance.

 The oil and gas business involves certain operating hazards such as:

       well blowouts;

       cratering;

       explosions;

       uncontrollable flows of gas, oil or well fluids;

       fires;

       pollution; and

       releases of toxic gas.


 The occurrence of one of the above may result in injury, loss of life, suspension of operations, environmental damage and remediation and/or governmental investigations and penalties.

In addition, our future operations in Texas, Kansas and Oklahoma are especially susceptible to damage from natural disasters such as tornados and involve increased risks of personal injury, property damage and marketing iinterruptions. Any of these operating hazards could cause serious injuries, fatalities or property damage, which could expose us to liabilities. The payment of any of these liabilities could reduce, or even eliminate, the funds available for exploration, development, exploitation and acquisition, or could result in a loss of our properties. Consistent with insurance coverage generally available to the industry, our insurance policies provide limited coverage for losses or liabilities relating to pollution, with broader coverage for sudden and accidental occurrences. Our insurance might be inadequate to cover our liabilities. The insurance market in general and the energy insurance market in particular have been difficult markets over the past several years. Insurance costs are expected to continue to increase over the next few years and we may decrease coverage and retain more risk to mitigate future cost increases. If we incur substantial liability and the damages are not covered by insurance or are in excess of policy limits, or if we incur liability at a time when we are not able to obtain liability insurance, then our business, results of operations and financial condition could be materially adversely affected.

Our results are subject to quarterly and seasonal fluctuations.

Our quarterly operating results have fluctuated in the past and could be negatively impacted in the future as a result of a number of factors, including:

       seasonal variations in gas and oil prices;

       variations in levels of production; and

       the completion of exploration and production projects.


Market conditions or transportation impediments may hinder our access to gas and oil markets or delay our production.

Market conditions, the unavailability of satisfactory gas and oil processing and transportation may hinder our access to gas and oil markets or delay our production. The availability of a ready market for our gas and oil production depends on a number of factors, including the demand for and supply of gas and oil and the proximity of reserves to pipelines or trucking and terminal facilities. In addition, the amount of gas and oil that can be produced and sold is subject to curtailment in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage to the gathering or transportation system or lack of contracted capacity on such systems. The curtailments arising from these and similar circumstances may last from a few days to several months, and in many cases we are provided with limited, if any, notice as to when these circumstances will arise and their duration. As a result, we may not be able to sell, or may have to transport by more expensive means, the gas and oil production from wells or we may be required to shut in gas wells or delay initial production until the necessary gathering and transportation systems are available. Any significant curtailment in gathering system or pipeline capacity, or significant delay in construction of necessary gathering and transportation facilities, could adversely affect our business, financial condition or results of operations.


Environmental liabilities may expose us to significant costs and liabilities.

There is inherent risk of incurring significant environmental costs and liabilities in our gas and oil operations due to the handling of petroleum hydrocarbons and generated wastes, the occurrence of air emissions and water discharges from work-related activities and the legacy of pollution from historical industry operations and waste disposal practices. We may incur joint and several or strict liability under these environmental laws and regulations in connection with spills, leaks or releases of petroleum hydrocarbons and wastes on, under or from our properties and facilities, many of which have been used for exploration, production or development activities for many years, oftentimes by third parties not under our control. Private parties, including the owners of properties upon which we conduct drilling and production activities as well as facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal, may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. In addition, changes in environmental laws and regulations occur frequently, and any such changes that result in more stringent and costly waste handling,storage, transport, disposal or remediation requirements could have a material adverse effect on our production or our operations or financial position. We may not be able to recover some or any of these costs from insurance.

 Our growth strategy could fail or present unanticipated problems for our business in the future, which could adversely affect our ability to make acquisitions or realize anticipated benefits of those acquisitions.

 Our growth strategy may include acquiring oil and gas businesses and properties. We may not be able to identify suitable acquisition opportunitie or finance and complete any particular acquisition successfully.

 Furthermore, acquisitions involve a number of risks and challenges, including:

       diversion of managements attention;

       the need to integrate acquired operations;

       potential loss of key employees of the acquired companies;

       potential lack of operating experience in a geographic market of the acquired business; and

       an increase in our expenses and working capital requirements.


 Any of these factors could adversely affect our ability to achieve anticipated levels of cash flows from the acquired businesses or realize other anticipated benefits of those acquisitions.

The requirements of complying with the Securities Exchange Act of 1934 and the Sarbanes Oxley Act of 2002 may strain our resources and distract management.

 As a public company we will be subject to the reporting requirements of the Securities Exchange Act of 1934, referred to as the Exchange Act, and the Sarbanes Oxley Act of 2002 and related rules of the SEC. These requirements may place a strain on our systems and resources as we will be required to carry out activities we have not conducted previously, and we will incur significant legal, accounting and other expenses that we did not incur in the past. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes Oxley Act of 2002 requires that we maintain effective disclosure controls and procedures, corporate governance standards and internal controls over financial reporting. If we identify any issues in complying with those requirements (for example, if we or our independent auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us.

We also expect that it could be difficult and will be significantly more expensive to obtain directors and officers liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. Advocacy efforts by stockholders and third parties also may prompt even more changes in governance and reporting requirements.

We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Additionally, in connection with these heightened duties, significant resources and management oversight will be required as we may need to devote additional time and personnel to legal, financial and accounting activities to ensure our ongoing compliance with public company reporting requirements. The effort to prepare for these obligations may divert managements attention from other business concerns, which could have a material adverse affect on our business, financial condition, results of operations or cash flow.

Risks related to this filing

 There has been limited public market for our common stock, and our stock price may fluctuate significantly.

 There is currently no public market for our common stock, and an active trading market may not develop or be sustained after the sale of all of the shares covered by this filing. The market price of our common stock could fluctuate significantly as a result of:

       our operating and financial performance and prospects;

       quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

       changes in revenue or earnings estimates or publication of research reports by analysts about us or the exploration and production industry;

       liquidity and registering our common stock for public resale;

       actual or unanticipated variations in our reserve estimates and quarterly operating results;

       changes in gas and oil prices;

       speculation in the press or investment community;

       sales of our common stock by our stockholders;

       increases in our cost of capital;

       changes in applicable laws or regulations, court rulings and enforcement and legal actions;

       changes in market valuations of similar companies;

       adverse market reaction to any increased indebtedness we incur in the future;

       additions or departures of key management personnel;

       general market and economic conditions, including the occurrence of events or trends affecting the price of gas; and

       domestic and international economic, legal and regulatory factors unrelated to our performance.


If a trading market develops for our common stock, stock markets in general experience volatility that often is unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common.

Certain stockholders shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly.

As of December 31, 2010, we have outstanding 489,535,296 shares of common stock. Sales of a substantial number of shares of our common stock in the public markets following this filing by any of our existing stockholders
(or persons to whom our existing stockholders may distribute shares of our common stock), or the perception that such sales might occur, could have a material adverse effect on the price of our common stock or could impair our ability to obtain capital through an offering of equity securities.

You may experience dilution of your ownership interests due to the future issuance of additional shares of our common stock.

We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of our present stockholders and purchasers of common stock offered hereby. We are currently authorized to issue 500 million shares of common stock and 5 million shares of preferred stock with preferences and rights as determined by our board of directors. The potential issuance of such additional shares of common stock may create downward pressure on the trading price of our common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with the hiring of personnel, future acquisitions, future public offerings or private placements of our securities for capital raising purposes, or for other business purposes.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock may rely in part on the research and reports that equity research analysts publish about us and our business. We do not control the opinions of these analysts. The price of our stock could decline if one or more equity analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

The availability of shares for sale in the future could reduce the market price of our common stock.

In the future, we may issue securities to raise cash for acquisitions. We may also acquire interests in outside companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into our common stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock.

In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors may be unable to sell their shares in a timely manner.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Pink Sheets. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be quoted on the OTC Pink Sheets or, if quoted, that a public market will materialize. Further, the OTC Pink Sheets is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Pink Sheets or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased making this an illiquid investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices of the shares of developmental stage companies like RPM Advantage, which may adversely affect the market price of our common stock in a material manner.

Because our common stock is deemed a low-priced Penny stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

RPM Advantage common shares may be deemed to be penny stock as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission (the SEC). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a recognized national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section 15(g) of the United States Securities Exchange Act of 1934, as amended, and Regulation Section 240.15g(c)2 of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in RPM Advantage common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be penny stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules referred to above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customers financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES

We do not anticipate paying any dividends in the foreseeable future, which may reduce the return on your investment in our common stock.

To date, RPM Advantage has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future.
Payment of future dividends will depend on earnings and the capital requirements of RPM Advantage, and RPM Advantage debt facilities and other factors considered appropriate by RPM Advantage Executive Officers and Directors. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. Our current plans are to use any profits that we may generate, if we generate any profits at all, to fund our operations. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

We will need to raise additional capital and, in so doing, will further dilute the total number of shares issued and outstanding.

We will need to raise additional capital by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding.
There can be no assurance that this additional capital will be available and, if the capital is available at all, that it will be available on terms acceptable to us. The issuances of additional equity securities by RPM Advantage may result in a significant dilution in the equity interests of its current security holders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments. If we are able to raise additional capital, we cannot assure that it will be on terms that enhance the value of our common shares. If we are unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success will almost certainly be adversely affected.

As we may be unable to create or sustain a market for our shares, they may be extremely illiquid.

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and RPM Advantage cannot apply directly to be quoted on the FINRA Over-The-Counter Pink Sheets Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in RPM Advantage stock. Despite RPM Advantage efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the Over-The Counter Pink Sheets.


The regulation of Penny stocks by the SEC and FINRA may discourage the tradability of our common stock.

We are a penny stock company. Our securities currently do not trade, however, when they do they will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase accredited investors means,in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchasers written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate penny stocks. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute penny stocks within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent shareholder losses.
Our management is aware of the abuses that have occurred historically in the penny stock market.

Rule 144 Sales In the Future May Have a Depressive Effect on our
Stock Price.

All of the outstanding shares of common stock that are held by our present officers, directors, and affiliate stockholders are restricted securities within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a companys outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale.

There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Our stock will in all likelihood be thinly traded and as a result an investor may be unable to sell at or near ask prices or at all if the investor needs to liquidate shares.

Our common stock is currently listed for trading on the Gray Sheets, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as us or purchase or recommend the purchase of any of our securities until such time as we becomes more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our securities will be minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on securities price. We cannot give you any assurance that a broader or more active public trading market for our common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if the investor needs money or otherwise desires to liquidate the our securities.


Trading in our shares in the public market will most likely be volatile because of factors beyond our control.

There can be no assurance that our shares will continue to be quoted on the Gray Sheets or that they will be accepted for trading on the Over The Counter Pink Sheets or other recognized trading market, or that if they are, there will be an active trading market for the shares. Accordingly, it could be difficult for holders of our common stock to liquidate their shares.

The market price of our common stock could be subject to significant fluctuations and the market price could be subject to any of the following factors:

  our failure to achieve and maintain profitability;

  changes in earnings estimates and recommendations by financial analysts;

  actual or anticipated variations in our quarterly and annual results of operations;

  changes in market valuations of similar companies;

  announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

  loss of significant clients or customers;

  loss of significant strategic relationships.

Financial Information about Industry Segments

  RPM Advantage operates in the Exploration and Production industry, as an independent oil and gas producer. As of and for the years ending December 31, 2010, and 2009 the Company had no foreign operations.



Employees

  At December 31, 2010 and 2009 RPM Advantage employed 1 person, of which 1 were full-time. The Company considers its relationships with its employees to be satisfactory and is not a party to any collective bargaining agreement.

Reports to Security Holders.



        1.The Company will file with the SEC reports as required under the Exchange Act and comply with the requirements of the Exchange Act.


        2.The public may read and copy any materials the Company files with the SEC in the SECs Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330.
      Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

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Item 2 .  Financial Information
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 Acquisitions and Disposals

  None.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.


You should read the following discussion and analysis of financial condition and results of operations of RPM Advantage together with the financial statements and the notes to the financial statements which appear elsewhere in this annual report and RPM Advantage's Form 10-K for the year ended December 31, 2010 and 2009.

In the opinion of management, the accompanying Audited consolidated financial statements include all adjustments, necessary for a fair presentation of the financial position of the Company as of December 31, 2010 and December 31, 2009, and the results of its income and comprehensive income for the twelve month ended December 31, 2010 and 2009 and cash flows for the twelve months ended December 31, 2010 and 2009.


FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K and the information incorporated by reference may include Forward-Looking Statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the
Exchange Act of 1934.

The Company intends the Forward-Looking Statements to be covered by the Safe Harbor Provisions for Forward-Looking Statements. All statements regarding the Companys expected financial position and operating results, its business strategy, its financing plans and the outcome of any contingencies are forward-Looking Statements. The Forward-Looking Statements are based on current estimates and projections about our industry and our business.

Words such as anticipates, expects, intends, plans, believes, seeks, estimates, or variations of such words and similar expressions are intended to identify such Forward-Looking Statements. The Forward-Looking Statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any Forward-Looking Statements. For example, the Company is highly dependent on its Chief Executive Officer for strategic planning. If he is unable to perform his services for any significant period of time, the Company's ability to continue growing could be adversely affected. In addition, factors that could cause actual results to differ materially from the Forward-Looking Statements include, but are not limited to, adverse tax consequences of offshore operations, distribution problems, unforeseen environmental liabilities and the uncertain military, political and economic conditions in the world.

 We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions, which include, among other things:

     -     our need for substantial capital;

     -     our ability to service debt;

     -     our history of net operating losses;

     -     the amortization of our intangible assets;

     -     our ability to integrate our various acquisitions;

     - the risks associated with our ability to implement our business strategies;

     -     the impact of competition and technological developments;

     -     subscriber turnover;

     -     litigation and regulatory changes;

     -     dependence on key suppliers; and

     -     reliance on key personnel.




Other matters set forth in this Quarterly Report on Form 10-QSB may also cause actual results to differ materially from those described in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Annual Report on Form 10-K may not occur.

OVERVIEW

The Company is a independent operator in the Exploration and Production (E & P) segment of oil and gas industry. The Company focus is on secondary recovery leases that have known proven reserves and can have their values increased by and through the application of new and emerging enhanced recovery technologies. The Company considers itself to be one operating segment.

The Company once had a network of 14 radio towers (one tower was owned by the Company and 13 towers were leased) to deliver wireless services in the coastal regions of Alabama, Louisiana, Mississippi and the Florida panhandle. The Company owned seven Certificates of Public Convenience and Necessity issued by the Alabama Public Service Commission and 34 frequencies licensed by the Federal Communications Commission. These certificates and licenses allowed the Company to provide wireless messaging services in these geographic areas.


After a period of refocusing the corporation and its direction. The company has since the start of the 2006 fiscal year, has maintain a growth strategy of making a series of acquisitions in Exploration and Production segment of the oil and gas industry.


The Company supports its operations from its executive offices in Houston, Texas.

The geographic areas the Company is looking to explore includes
Texas, Oklahoma, Kansas, Arkansas, Louisiana, Mississippi and all other United States onshore leases .

Economic and Other Factors

The post SEPTember 11th era has generally been characterized by a favorable business climate for suppliers of Oil an natural gas. The Company believes the Exploration and Production market is likely to continue to exhibit healthy growth, particularly in industrial sectors, due to ongoing concerns over the adequacy of security safeguards in Oil producing nations and a continued world-wide demand for Energy.

Business Concentration and Credit Risk

An entity is more vulnerable to concentrations of credit risk if it is exposed to risk of loss greater than it would have had if it mitigated its risk through diversification of customers. Such risks of loss manifest differently, depending on the nature of the concentration, and vary in significance.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30,2011

Sales for the three months ended SEPTember 30, 2011 remained the same at $0 as compared to $0 for the same period a year ago. Sales for the nine months ended SEPTember 30, 2011 remained the same at $0 as compared to $0 for the same period a year ago.

The Company's gross profit for the three months ended Setember 30, 2011 remained the same $0 or as compared to $0 for the same period a year ago.
The Company's gross profit for the nine months ended SEPTember 30, 2011 at $0 or as compared to $0 for the same period a year ago.

Selling, general and administrative expenses for the the three months ended SEPTember 30, 2011 remained the same at $0,as compared to $0 a year ago. Selling, general and administrative expenses for the nine months ended SEPTember 30, 2011 remained the same at $0, as compared to $0 a year ago. General and administrative expenses include executive management, accounting, office telephone, repairs and maintenance, management information systems, salaries and employee benefits.

Interest expense, net for the three months ended SEPTember 30, 2011 remained the same at $0 as compared to $0 for the same period a year ago. Interest expense, net for the nine months ended SEPTember 30, 2011 remained the same at $0 as compared to $0 for the same period a year ago.

Net loss remained the same at $0 or $0.00 per share for the three months ended SEPTember 30, 2011 as compared to $0 or $0.00 per share for the same period a year ago. Net loss remained the same at $0 or $0.00 per share for the nine months ended SEPTember 30, 2011 as compared to $0 or $0.00 per share for the same period a year ago.

RESULTS OF OPERATIONS FOR THE  TWELVE MONTHS ENDED DECEMBER 31,2010

Sales for the twelve months ended December 31, 2010 remained the same at $0 as compared to $0 for the same period a year ago.

The Company's gross profit for the twelve months ended December 31, 2010 remained the same $0 or as compared to $0 for the same period a year ago.


Selling, general and administrative expenses for the twelve months ended December 31, 2009 increased to $139,558 as compared to $59,929 a year ago. General and administrative expenses include executive management, accounting, office telephone, repairs and maintenance, management information systems, salaries and employee benefits.

Interest expense, net for the twelve months ended December 31, 2010 remained the same at $0 as compared to $0 for the same period a year ago.

Net loss increased to $(139,558) or $0.00 per share for the twelve months ended December 31, 2010 as compared to $(59,929) or $0.00 per share for the same period a year ago.

Liquidity and Capital Resources

Accounts Receivable at December 31, 2010 remained the same at $0 as compared to $0 at December 31, 2009.


As of December 31, 2010 the Company had no material commitments for capital expenditures or inventory purchases other than purchase orders issued in the normal course of business.


The Companys growth, whether internal or through acquisitions, requires significant capital investment infrastructure.

For the remainder of 2010 and throughout the year 2011, the Companys business strategy continue to focus on increasing stockholder value by raising capital and finding additional strategic assets to acquire, The availability of financing and the ability to reduce the combined companies long-term debt. Such transactions will result in substantial capital requirements for which additional financing may be required. No assurance can be given that such additional financing would be available on terms satisfactory to the Company.


FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

Access to Future Capital

The Company's ability to access borrowings and generate investments in the company and to meet its debt service and other obligations will be dependent upon its future performance and its cash flows from operations, which will be subject to financial, business and other factors, certain of which are beyond the Company's control, such as prevailing economic conditions. The Company cannot assure you that, in the event it was to require additional financing, such additional financing would be available on terms permitted by agreements relating to existing indebtedness or otherwise satisfactory to it.


Effects of Inflation

We do not believe that inflation has had a material impact on our business.


Critical Accounting Estimates and Policies

                The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and judgments related to the application of certain accounting policies.

While we base our estimates on historical experience, current information and other factors deemed relevant, actual results could differ from those estimates.

We consider accounting estimates to be critical to our reported financial results if (i) the accounting estimate requires us to make assumptions about matters that are uncertain and (ii) different estimates that we reasonably could have used for the accounting estimate in the current period, or changes in the accounting estimate that are reasonably likely to occur from period to period, would have material impact on our consolidated financial statements.

We consider our policies for oil and gas properties, mineral properties, long lived assets, asset retirement obligations, environmental matters and revenue recognition to be critical, due to the continuously evolving standards and industry practices related to revenue recognition, wherein any changes could materially impact the way we report revenues. Accounting policies related to: fair value of financial instruments, stock-based compensation, and income taxes are also considered to be critical as these policies involve considerable subjective judgment and estimation by management. Critical accounting policies and our procedures related to these policies, are described below.


Oil and Gas Properties


The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire interest in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed. Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Companys experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.


On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized.
On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income. On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.


Mineral Properties


Costs of acquiring mining properties are capitalized upon acquisition in accordance with ASC 930 Extractive Industries Mining if the property is determined to have commercially minable deposits. Mine exploration costs are expensed as incurred. Mine development costs are expensed as incurred and are capitalized once proven and probable reserves exist. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment.


Depletion of producing mineral properties is recorded using the unit-of-production method.


Long-lived Assets


In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceed the undiscounted cash flows.


Asset Retirement Obligations


The Company follows the provisions of ASC 410, Asset Retirement and Environmental Obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The Company did not have any asset retirement obligation for the three months ended SEPTember 30, 2011 and 2010 and at December 31, 2010 and 2009.


Environmental Matters


Our operations are subject to evolving federal, state and local environmental laws and regulations related to the discharge of materials into the environment.

Our process is not expected to produce harmful levels of emissions or waste by-products. However, these laws and regulations would require us to remove or mitigate the environmental effects of the disposal or release of substances at our site should they occur. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements. We are not aware of any area of non-compliance with federal, state or local environmental laws and regulations as of the date of this report.


Revenue Recognition


We sell crude oil, gas and minerals under short-term agreements at prevailing market prices. Revenue, which is our net revenue interest in the leased property, is recognized at the point of sale, when the crude oil, gas and minerals are extracted from our storage units by the customer. This is at the point where the customer has taken title and has assumed the risks and rewards of ownership, the sales price is fixed or determinable and collectability is reasonably assured.


Fair Value of Financial Instruments and Fair Value measurements

ASC 820, Fair Value Measurements and Disclosures, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instruments categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1


Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.


Level 2


Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.


Level 3


Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.


Our financial instruments consist principally of cash, amounts receivable, accounts payable, amounts due under lease purchases, and amounts due to related parties. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the fair value of our cash equivalents is determined based on Level 1 inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.


Stock-Based Compensation

The cost of all share-based awards to employees, including grants of employee stock options and restricted stock, is recognized in the consolidated financial statements based on the fair value of the awards at grant date. The fair value of stock option awards is determined using the Black-Scholes valuation model on the date of grant. The fair value of restricted stock awards is equal to the market price of our common stock on the date of grant. The fair value of share-based awards is recognized as stock-based compensation expense on a straight-line basis over the requisite service period from the date of grant.

 Income Taxes

We recognize an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the consolidated financial statements. Temporary differences will result in taxable or deductible amounts in future years when the amounts reported in the financial statements are recovered or settled. These deferred tax assets or liabilities are measured using the tax rates that are anticipated to be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and a valuation allowance is provided as necessary.

 Liquidity and Capital Resources

The accompanying financial statements for the three months ended SEPTember 30, 2011 and 2010 and for the years ended December 31, 2010 and 2009 have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We have continuing net losses and negative cash flows from operating activities. In addition, we have deficiencies in working capital and stockholders equity as of the balance sheet dates. These conditions raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern. These circumstances caused our independent registered public accounting firm to include an explanatory paragraph in their report dated July 5, 2011,regarding their concerns about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to develop mineral leases and sell oil and gas that generates sufficient revenue and cash flows to meet our obligations and on our ability to obtain additional financing or sell assets as may be required to fund current operations. Managements plans include generating income from our current oil leases and oil drilling operations to permit us to generate sufficient cash flows to continue as a going concern. There is no assurance these plans will be realized.

To date, we have financed our operations primarily through
private placements of the sale of our securities in private offering transactions that were exempt from the registration requirements of the Securities Act. During the year ended December 31, 2010, we raised $0 from the sale of securities.  During the year ended December 31, 2009, we
raised $0 from the sale of securities.   We used cash in operating
activities of $0 and $0 during the years ended December 31, 2010 and 2009, respectively. Our working capital and other capital requirements for the next twelve months will vary based upon a number of factors, including the period required to bring our proposed drilling programs to commercial viability, the level of sales of oil and gas, and acquisition costs for new oil and gas leases, and the amounts we invest in strategic relationships. However, because several factors related to the growth of our operations remain outside of our control, there can be no assurance we will achieve commercial viability on our anticipated timeline.

Our planned expenditures for the next 12 months (beginning October 1, 2011) are summarized as follows:

      Description Potential
      Completion Date Estimated
      Expenses ($)
      Professional Fees (legal, accounting and auditing fees) 12 months 60,000 Oil and Gas Leases 12 months 200,000

      Oil Well Drilling Costs 12 months 300,000
      Other general and administrative expenses 12 months 140,000
      Total   700,000


Our general and administrative expenses for the year will consist primarily of transfer agent fees, investor relations expenses and general office expenses including salaries. The professional fees are related to our regulatory filings throughout the year.

Based on our planned expenditures, we will require additional funds of approximately $699,000 (a total of $700,000 less our cash of approximately $1,000 as of SEPTember 30, 2011) to proceed with our business plan over the next 12 months. If we secure less than the full amount of financing that we require, we will not be able to carry out our complete business plan and we will be forced to proceed with a scaled back business plan based on our available financial resources.


We believe that existing funds, funds generated from future operations, plus those we raise from borrowings and sales of our securities will be sufficient to support our operations for the next twelve months. However, it is possible we will not be able to maintain our core services through such period or that we will not raise sufficient additional funds from asset sales and borrowings to cover operational expenses. Under those circumstances, we will need to obtain additional funding to support our operations. Because we have no contractual commitments with respect to any of these initiatives, there can be no assurance that additional funds for operations will be available on commercially reasonable terms or in the necessary amounts. Our inability to obtain any needed additional financing would have a material adverse effect on us, including possibly requiring us to significantly curtail our operations.

 Recent Accounting Pronouncements

 In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

We have implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosure About Market Risk

Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange, interest rates, and commodity prices.

Currently the Company is not involved in any hedge contracts or foreign contracts and therefore has no exposure to such risks. All long-term debt is subject to a fixed rate and as such is not subject to fluctuations in the market rate.

 Our major market risk exposure is in the pricing applicable to our oil production and natural gas sales. Realizing pricing is primarily driven by the prevailing domestic price for crude oil. Historically, prices received for oil and gas sales have been volatile and unpredictable. We expect pricing volatility to continue.

Oil prices ranged from a low of $70.04 per barrel to a high of $91.51 per barrel during 2010. A significant decline in the price of oil could have a material adverse effect on our financial condition and results of operations.

Off-Balance Sheet Arrangements

None.



------------------------------------------------------------------------------
Item 3.  Description of Property
------------------------------------------------------------------------------

  RPM Advantage owns no property or any other real estate

We lease approximately 150 sq. ft. of office space in Houston, Texas at a monthly rent of $100. The term of the lease is month to month. We believe that there is sufficient office space available at favorable leasing terms both to replace existing office space and to satisfy any additional needs we may have as a result of future expansion.


------------------------------------------------------------------------------
Item 4.  Security Ownership of Certain Beneficial Owners and Management
------------------------------------------------------------------------------


The following table shows the beneficial ownership of shares of our common stock as of SEPTember 30, 2011 known by us, held by: (i) each person who beneficially owns 5% or more of the shares of our common stock then outstanding; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group.

The information in this table reflects beneficial ownership as defined in Rule 13d-3 of the Exchange Act. To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 6489,535,296 shares of common stock outstanding as of SEPTember 30, 2011


						SHARES            PERCENT OF
  NAME AND ADDRESS                           BENEFICIALLY        OUTSTANDING
OF BENEFICIAL OWNER      TITLE OF CLASS         OWNED            COMMON STOCK
--------------------     --------------      -------------       ------------

David R. Pressler         Common Stock         100,000              0.0002%
2500 West Loop South
Suite 304
Houston, Texas 77027

LMJ Holdings, Inc.        Common Stock        35,535,296            07.25%(1)
510 Saint James Place
Suite 110
Houston, Texas 77057

Hamershlag Sulzberger     Common Stock       420,000,156            85.79%(1)
Borg, Inc.
1230 Avenue of the
Americas, 7th Floor
New York, NY 10020

L. Mychal Jefferson       Common Stock       455,535,452            93.04%(1)
510 Saint James Place
Suite 110
Houston, Texas 77057

Cede & Co.                Common Stock         55,535,296           11.34%
P.O. Box 222
Bowling Green Station
New York, New York 10274

----------------------------------------
(1) Except as otherwise noted, it is believed by the Company that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a beneficial owner of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase the Common Stock of the Company. Mr. Jefferson is the sole shareholder of LMJ Holdings, Inc. and Hamershlag Sulberger Borg, Inc. is a wholly owned subsidiary of LMJ Holdings, Inc and is considered the beneficial owner of the shares control by LMJ Holdings, Inc.

(2) Cede & Co. is a nominee holder of shares of Common Stock of the Company as a depository for brokerage firms and others.

      Beneficial ownership as a percentage of the class for each person holding options, warrants or other rights exercisable within 60 days of SEPTember 30, 2011 has been calculated as though shares of our common stock subject to such rights were outstanding. However, such shares have not been deemed outstanding for the purpose of calculating the percentage of the class owned by any other person.


                                  PART II

------------------------------------------------------------------------------
Item 5.  Directors and Executive Officers
------------------------------------------------------------------------------

The directors and executive officers currently serving on the Company are as follows:

      NAME             AGE       POSITION HELD                 SINCE
     ------           -----     ---------------               -------

David R. Pressler      63       Interim Chairman of the Board,   1998
                                Director, Chief Executive
                                Officer, President and
				CFO



  The directors named above will serve until the next annual meeting of the Companys stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between the directors and officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Biographical Information
------------------------

  Mr. Pressler became Chairman of the Board, Chief Executive Officer, and President of the Company on October 26, 1998, following the Companys acquisition of all of the issued and outstanding stock of Communitronics, Inc. He founded and was the President of Communitronics, Inc. from 1975 until its acquisition by the Company. Mr. Pressler holds an FCC Master Radio Engineer Rating with radar endorsement. He is a certified engineer (EI-0216), and is a senior member of the National Association of Radio and Telecommunications Engineers.

AUDIT COMMITTEE

We do not presently have an Audit Committee and the entire Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

In lieu of an Audit Committee, the Board is empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the Board) the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

We do not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. We intend to increase the size of its Board in the future, at which time it may appoint a Compensation Committee which will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

NOMINATING COMMITTEE

We do not presently have a Nominating Committee and the Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Upon becoming registered under the Securities Exchange Act of 1934 (the Exchange Act of 1934), Section 16(a) of the Exchange Act of 1934, will require that our directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports that they file.


------------------------------------------------------------------------------
Item 6.  Executive Compensation
------------------------------------------------------------------------------
No executive officer or director of the Company received compensation in or during its fiscal years ended December 31, 2010 and 2009.

David R. Pressler, the President of the Company, received no compensation in 2010 and 2009.

Employment Agreement

We do not have a Employement Agreement with any officers or employees although we may adopt one or more of if need in the future.


Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Directors compensation

At present we do not pay our directors any fees, stock or option awards or any other compensation for their services as directors or for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the year 2011. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments, but may reimburse Directors for reasonable expenses incurred in attending meetings.

------------------------------------------------------------------------------
Item 7.  Certain Relationships and Related Transactions
------------------------------------------------------------------------------

In connection with the reorganization of the Company in April 2006, David R. Pressler, a director and President of the Company, received 100,000 shares of Common Stock of the Company, valued at $0.10 per share, for 100% of his shares of Communitronics, Inc.; The terms of this transaction were at least as favorable to the Company as you would expect to negotiate with an unaffiliated third party in a similar transaction.

In 2009, the Company agreed to issue 445,000,000 shares of its $0.001 par value common stock to Hamershlag, Sulzberger & Borg in exchange for the existing note payables of $280,807 at 12/31/2009 as well as 2010 expenses to be paid by Hamershlag, Hulzberger & Borg in the amount
of $88,558.00.   The difference in value of stock issued $445,000 and
the debt exchanged of $369,365 will be booked against Additional Paid
in Capital for $75,635.   The prepaid expenses of $88,558 were reversed
out against $88,558 of expenses paid in 2010.


Director Independence

Our Board has determined that none of our directors are independent under the NASDAQ Stock Market listing rules.

------------------------------------------------------------------------------
Item 8.  Legal Proceedings
------------------------------------------------------------------------------

  NONE

------------------------------------------------------------------------------
Item 9.  Market Price of and Dividends Registrant's Common Equity
	 and Related Shareholder Matters
------------------------------------------------------------------------------
 On March 22, 2011 the Company was temporary susended for trading on the Pink Sheets under the symbol RPMV, for two weeks to April 5, 2011.The Company has not yet begun to trade again. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The following table presents, for the periods indicated, the reported high and low transaction prices for RPM Advantage Common Stock for the periods such securities were traded on OTC NASDAQ as noted above. Such prices reflect inter-dealer prices, but do not include retail mark-ups, markdowns, or commissions and may not necessarily represent actual transactions.



     Year Ended December 31, 2008          High                  Low
     ----------------------------          ----                  ---

          1st Quarter                    $10.00               $2.75
          2nd Quarter                      2.75                2.25
          3rd Quarter                      2.25                2.25
          4th Quarter                      2.25                 .11


     Year Ended December 31, 2009          High                  Low
     ----------------------------          ----                  ---

          1st Quarter                     $ .11               $ .11
          2nd Quarter                       .20                 .20
          3rd Quarter                       .25                 .25
          4th Quarter                       .15                 .02

     Year Ended December 31, 2010          High                  Low
     ----------------------------          ----                  ---

          1st Quarter                     $ .11               $ .11
          2nd Quarter                       .20                 .20
          3rd Quarter                       .25                 .25
          4th Quarter                       .25                 .15



Outstanding Shares and Number of Stockholders

As of SEPTember 30, 2011, the number of shares of common stock outstanding was 489,535,296. As of that date, there were approximately 925 record holders of our shares of issued and outstanding common stock. This figure does not include holders of shares held in securities position listings.

Dividends

                We have never declared or paid dividends on our common stock. Moreover, we currently intend to retain any future earnings for use in our business and, therefore, do not anticipate paying any dividends on our common stock in the foreseeable future.

                                  PART III

------------------------------------------------------------------------------
Item 10.  Recent Sales of Unresgisterd Securities
------------------------------------------------------------------------------

In 2009, the Company agreed to issue 445,000,000 shares of its $0.001 par value common stock to Hamershlag, Sulzberger & Borg in exchange for the existing note payables of $280,807 at 12/31/2009 as well as 2010 expenses to be paid by Hamershlag, Sulzberger & Borg in the amount
of $88,558.00.   The difference in value of stock issued $445,000 and
the debt exchanged of $369,365 will be booked against Additional Paid
in Capital for $75,635.   The prepaid expenses of $88,558 were reversed
out against $88,558 of expenses paid in 2010.

We relied upon Regulation S, Section 4(2) and Regulation D of the Securities Act of 1933, as amended, for the issuances of the securities listed above. Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in us, including the business, management, offering details, risk factors, consolidated financial statements and use of funds.

It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Each investor completed a Stock Purchase Agreement, Offeree Questionnaire and/or Subscription Agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

------------------------------------------------------------------------------
Item 11.  Description of Registrant's Securities to be Registered
------------------------------------------------------------------------------

As amended, our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. As of SEPTember 30, 2011, there were 489,535,296 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

Description of Common Stock

Except as otherwise required by law, each share of common stock entitles the stockholder to one vote on each matter which stockholders may vote on at all meetings of stockholders. Holders of common stock are not entitled to cumulate votes in the election of directors. Holders of common stock do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto. Subject to any prior rights of the preferred stock, holders of common stock are entitled to share ratably in dividends paid from the funds legally available for the payment thereof, when, and if declared by our board of directors. The declaration of dividends, however, is subject to the discretion of our board of directors. Subject to any prior rights of the preferred stock, holders of common stock are also entitled to share ratably in the assets of the company available for distribution to holders of common stock after payment of our liabilities upon the liquidation or dissolution of the company whether voluntary or involuntary.

Description of Preferred Stock

Our preferred stock is what is known as blank check preferred.
This means that our board of directors is authorized to fix, prior to the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences, and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series.

------------------------------------------------------------------------------
Item 12.  Indemnification of Director and Officers
------------------------------------------------------------------------------

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of the Company.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of the Company, even if they are unsuccessful in defending that action, if the officer or director:

(a) is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

However, with respect to actions brought by or on behalf of the Company against its officers or directors, the Company is not permitted to indemnify its officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to the Company for amounts paid in settlement to the Company, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles of Incorporation and our Bylaws provide that we will indemnify our officers and directors to the full extent permitted by law for any threatened, pending or completed actions or proceedings, whether they be civil, criminal, administrative or investigative, including actions or proceedings brought by or in the right of our company.

Advance of Expenses

As permitted by Chapter 78 of the NRS, our Articles of Incorporation and our Bylaws, we are to advance funds to our officers or directors for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

Insurance

Chapter 78 of the NRS and our Bylaws also allow us to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses. Currently, we do not have any Directors & Officers Insurance.

The Statutes also provide that the allowed indemnification will not be deemed exclusive of any other rights to which the directors, officers and others may be entitled under our Bylaws, any agreement, a vote of stockholders or otherwise.


------------------------------------------------------------------------------
Item 13.  Financial Statements and Supplementary Data
------------------------------------------------------------------------------

The consolidated financial statements and report of our independent registered public accounting firm are filed as a separate part of this report beginning at page F-1.

                                 PART IV

------------------------------------------------------------------------------
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
------------------------------------------------------------------------------
None.

Item 14A. Controls and Procedures.

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures

Our management, with the participation of our Acting Executive Officer/Chief Financial Officer, have reviewed and evaluated our disclosure controls and procedures (as defined in the Securities Exchange Act Rule 13a-15(e)) as of the end of the period covered by this Form 10-K. Based on that evaluation, our management, including our Acting Executive Officer/Principal Financial Officer, has concluded that our disclosure controls and procedures were effective as of the end of the period covered by this Form 10 in ensuring that information required to be disclosed in the reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commissions rules and forms and is accumulated and communicated to management, including our Acting Executive Officer/Principal Financial Officer, as appropriate, to allow timely decisions regarding required disclosure

Managements Report on Internal Control Over Financial Reporting

The management of RPM Advantage, Inc. is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a 15(f). Under the supervision and with the participation of our management, including our Acting Executive Officer/Principal Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation under the framework in Internal Control Integrated Framework, our management concluded that our internal control over financial reporting was effective as of SEPTember 30, 2011 and December 31, 2010.

This Form 10 report does not include an attestation report of the Companys independent registered public accounting firm regarding internal control over financial reporting. Managements report was not subject to attestation by the Companys registered public accounting firm pursuant to temporary rules of the Securities Exchange Commission that permit the Company to provide only managements report in its annual report.


 Managements Annual Report on Changes in Internal Controls

There were no changes in our internal controls over financial reporting during the quarter ended SEPTember 30, 2011, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

------------------------------------------------------------------------------
Item 15.  Financial Statements and Exhibits
------------------------------------------------------------------------------
(a) Our consolidated financial statements are attached hereto beginning at page F-1 following the signature page.


(b)           Exhibits

The following documents have previously been filed as exhibits hereto unless otherwise indicated:

        Exhibit No. Description
        3.1t Articles of Incorporation.
        3.2t Bylaws.
        4.1t Form of Stock Certificate


___________________________
* Filed herewith
t Filed as exhibits to Definitive Information Statement on SCHEDULE 14C filed January 17, 20006, and incorporated herein by reference.


SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:                         RPM ADVANTAGE, Inc.

    November 8, 2011              By:   /S/ DAVID R. PRESSLER
-------------------              ----------------------------------------

                                 David R. Pressler
                                 President, Chief Executive Officer and
                                 Principal Financial Officer






			      RPM ADVANTAGE, INC.


                              TABLE OF CONTENTS





Consolidated Balance Sheets     		     3-4

Consolidated Statements of Operations                  5

Consolidated Statements of Cash Flows                  6

Consolidated Statements of Stockholders' Equity        7

Part I

Item 1.  Notes to Consolidated Financial Statements    8

Item 2.  Management's Discussion and Analysis or
         Plan of Operations                            8

Part II - Other Information                           10

Signature                                             11


                          EUGENE M EGEBERG
                      CERTIFIED PUBLIC ACCOUNTANT
                       2400 BOSTON STREET, #102
                      BALTIMORE, MARYLAND  21224
               Telephone (410) 218-1711  Fax (410) 374-8121


To the Board of Directors and Stockholders
RPM Advantage, Inc. (Formerly Communitronics Inc)


Report of Independent Registered Public Accounting Firm

I have reviewed the Balance Sheet of RPM Advantage (formerly Communitronics, Inc.) as of SEPTember 30, 2011 and the related Statements of Operations, Stockholders Equity, and Cash
Flows for the three and nine months then ended. These interim financial statements are the responsibility of the companys management.

I conducted the review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting
matters.   It is substantially less in scope than an audit
conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with Public Company Accounting Oversight Board (United States) and U.S. Generally Accepted Accounting Principles.

The Company has not generated significant revenues or profits to date. This factor among others raises considerable doubt the Company will be able to continue as a going concern. The Companys continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing.
The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/

Eugene M Egeberg
Certified Public Accountant
Baltimore, MD
July 5, 2011


				   RPM ADVANTAGE, INC.


                              CONSOLIDATED BALANCE SHEETS


                                       SEPT 30       SEPT 30            DEC 31

                                        2011          2010              2010

                                     ( UNAUDITED)   ( UNAUDITED)    ( AUDITED)

                                   -------------  ------------      ----------


        Assets

Current asset:

  Cash and Cash Equivalents               0		    0		    0
  Accounts Receivables                    0		    0		    0
  Cost and Estimated Earnings
          in Excess of Billings	   	  0		    0		    0
  Prepaid Expenses                        0            88,558               0

Other Assets		                  0		    0		    0

Long Term Assets:

 Total Fixed Assets	            	  0	       	    0		    0


Total Assets		                  0            88,558               0


Liabilities and Stockholders'
   Equity

Current Liabilites
   Accounts Payable	                  0		     0	            0

Accounts Payable/Accrued Liability  105,950 		54,950        105,950

Loans Payable                             0                  0              0

 Other current Liabilities          105,950 	        54,950	      105,950

Long Term Liabilities

 Total Long Term                          0		     0	            0

Total Liabilities	            105,950	        54,950 	       105,950

Common Stock	                    489,535	       489,535	       489,535

Additional Paid In Capital     	  6,882,706          6,882,706       6,882,706

Accumilated Deficit		 (7,478,191)	    (7,338,633)     (7,478,191)

Net Equity		           (105,950)	        33,608        (105,950)

Total Liab. And Owner
Equtiy	                                  0	       $88,558	             0



				  RPM ADVANTAGE, INC.


                        CONSOLIDATED STATEMENTS OF OPERATIONS
                              FOR THE THREE MONTHS ENDED
				   (UNAUDITED)

		    (SEPT 30, 2011)     (SEPT 30, 2010)

REVENUE		              0	                    0


COST OF SALES		      0		    	    0

 GROSS PROFIT		      0 	   	    0

General & Administrative
 (Less: interest, taxes
 and depreciation)	      0			    0

INTEREST EXPENSE	      0			    0

DEPRECIATION EXPENSE	      0		 	    0

 AMORTIZATION EXPENSE         0			    0

TAX EXPENSE		      0 		    0

 TOTAL EXPENSES		      0			    0

NET ORDINARY INCOME           0	        	    0

OTHER INCOME		      0		    	    0

OTHER EXPENSE		      0			    0

NET OTHER INCOME	      0			    0

Net Income	              0 		    0



Net income per
share: Basic          $    0.00           $      0.00

       Diluted        $    0.00           $      0.00

Weighted average
number of shares
outstanding : Basic   489,535,296	   489,535,296

            Diluted   489,535,296          489,535,296





				  RPM ADVANTAGE, INC.


                        CONSOLIDATED STATEMENTS OF OPERATIONS
			     FOR THE NINE MONTHS ENDED
                                     (UNAUDITED)

		    (SEPT 30, 2011)     (SEPT 30 2010)  (DEC 31, 2010)

REVENUE		                 0	    0		   0


COST OF SALES		         0	    0		   0

 GROSS PROFIT		         0 	    0		   0

General & Administrative
 (Less: interest, taxes
 and depreciation)	         0	    0 		   0

INTEREST EXPENSE	         0 	    0		   0

DEPRECIATION EXPENSE	         0 	    0		   0

TAX EXPENSE		         0 	    0		   0

 TOTAL EXPENSES		         0	    0	     139,558

NET ORDINARY INCOME	         0	    0       (139,558)

OTHER INCOME		  	 0	    0		   0

OTHER EXPENSE		  	 0	    0 		   0

NET OTHER INCOME	  	 0 	    0		   0

Net Income		         0 	    0	    (139,558)



Net income per
share: Basic            $    0.00      $ 0.00	     $	0.00

       Diluted          $    0.00      $ 0.00	     $	0.00

Weighted average
number of shares
outstanding : Basic   489,535,286  44,535,286	 489,535,286

            Diluted   489,535,286  44,535,286	 489,535,286




				 RPM ADVANTAGE, INC.


                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (UNAUDITED)

							For the
							THREE Months
                                                        Ended

							SEPT 30		SEPT 30
                                                         2011            2010
                                                   (UNAUDITED)     (UNAUDITED)
                                                  ------------     ------------




CASH FLOWS FROM OPERATING ACTIVITIES:

   Net Income				 	                0  	      0
Adjustments to reconcile net income
   to net cash provided by operating activities:
     Depreciation and amortization	                        0	      0
     Decrease in Accounts Receivable		                0             0

     Increase in Prepaid Assets			                0	      0

     Increase in Accounts Payable		                0 	      0
     Increase in Other Current Liabilities	                0 	      0




NET CASH PROVIDED FOR OPERATING ACTIVITIES		        0	      0

CASH FLOWS FROM INVESTING ACTIVITIES:			        0	      0



NET CASH USED BY INVESTING ACTIVITIES		 	        0             0

CASH FLOWS FROM FINANCING ACTIVITIES:

          Net INCREASE in long-term debt	                0 	      0


NET CASH USED IN FINANCING ACTIVITIES		                0 	      0

INCREASE IN CASH				                0	      0

CASH - BEGINNING OF PERIOD				        0	      0

CASH - END OF PERIOD				                0 	      0





Supplemental disclosures of cash flows information:

    Cash paid during the Period for:
      Interest					           	0 	     0
      Taxes						    	0 	     0







			         RPM ADVANTAGE, INC.


                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (UNAUDITED)



							For the
							NINE Months
							Ended

							SEPT 30		SEPT 30
                                                         2011            2010
                                                   (UNAUDITED)     (UNAUDITED)
                                                  ------------    ------------




CASH FLOWS FROM OPERATING ACTIVITIES:

   Net Income				 	                 0 	      0
Adjustments to reconcile net income
   to net cash provided by operating activities:
     Depreciation and amortization	                         0	      0
     Increase in Accounts Receivable		                 0            0
     Increase in Prepaid Assets			                 0	      0
     Increase in Accounts Payable		                 0  	      0
     Increase in Other Current Liabilities	                 0 	      0




NET CASH PROVIDED FOR OPERATING ACTIVITIES		         0	      0

CASH FLOWS FROM INVESTING ACTIVITIES:			         0	      0



NET CASH USED BY INVESTING ACTIVITIES			         0 	      0

CASH FLOWS FROM FINANCING ACTIVITIES:

          Net INcrease in long-term debt	                 0	      0


NET CASH PROVIDED BY FINANCING ACTIVITIES		         0 	      0

INCREASE IN CASH				                 0	      0

CASH - BEGINNING OF PERIOD				   	 0	      0

CASH - END OF PERIOD				                 0	      0





Supplemental disclosures of cash flows information:

    Cash paid during the Period for:
      Interest					           	0	     0
      Taxes						    	0 	     0





				  RPM ADVANTAGE, INC.


                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      FOR THE Period JAN 1 - SEPT 30, 2011
                                      (UNAUDITED)



                          Common  Additional  Shareholder  Retained    Total
                          Stock   Paid in Cap Distribution Earnings

Balance at 12/31/2010   489,535   6,882,706      0      (7,478,191) (105,950)

Stock Issuance                 0           0      0               0        0

Shareholder Dist               0           0      0               0        0

Additional Paid in Cap         0           0      0               0        0

Retained Earnings              0           0      0               0        0

Net Income                     0           0      0               0        0

Balance at 6/30/2011    489,535   6,882,706      0      (7,478,191) (105,950)




ITEM 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   RPM ADVANTAGE, Inc.
(A Development Stage Company)
Notes to Financial Statements



NOTE #1  Organization, Nature of Operations and Basis of Presentation

RPM Advantage, Inc., (formerly Communitronics,Inc.)
was organized in the state of Utah on SEPTember 21, 1970 and re-incorporated in Nevada in April 2006.

The Company is a independent operator in the Exploration and Production (E & P) segment of oil an gas industry. The Company focus is on secondary recovery leases that have known proven reserves and can have their values increased by and through the application of new and emerging enhanced recovery technologies. The Company considers itself to be one operating segment.



NOTE #2  Significant Accounting Policies

The significant accounting policies followed by the Company in preparing its consolidated financial statements are set forth in Note (2) to such consolidated financial statements included in Form 10-K for the year ended December 31, 2010. The Company has made no significant changes to these policies during 2011.



A.	The Company uses the accrual method of accounting.
B.	Revenues and directly related expenses are recognized in the
	period then the goods are shipped to the customer.
C.	The Company considers all short term, highly liquid investments
	that are readily convertible, within three months, to known amounts
	as cash equivalents.  The Company currently has no cash equivalents.
D.	Basic Earnings Per Shares are computed by dividing income available
	to common stockholders by the weighted average number of common shares outstanding during the period. Diluted Earnings Per Share shall be computed by including contingently issuable shares with the weighted average shares outstanding during the period. When inclusion of the contingently issuable shares outstanding during the period. When inclusion of the contingently issuable shares would have an anti-dilutive effect upon earnings per share no diluted earnings per share shall be presented.
E.	Inventories:  Inventories are stated at the lower of cost,
	determined by the FIFO method or market.
F.	Depreciation:  The cost of property and equipment is depreciated
	over the estimated useful lives of the related Communitronics Group, Inc. assets. The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets of the estimated lives of the assets. Depreciation and amortization is computed on the straight-line method.
G.	Estimates:  The preparation of the financial statements in
	conformity with generally accepted accounting Principles requires management to make estimates and Communitronics Assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

H.	Cash: The company policy for any cash balances above $100,000 in any
	one account is to sweep the funds into a company brokerage account, which under the Securities Investor Protectors Corporation, insures cash balances up to $5,000,000.

I.	Impairment of Long-Lived Assets:  In accordance with Statement 144,
	long-lived assets, such as property, plant, and equipment, and
	purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that
	the carrying amount of an asset may not be recoverable. Recoverability
	of assets to be held and used is measured by a comparison of the
	carrying amount of an asset to estimated undiscounted future cash
	flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge
	is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer
	depreciated. The assets	and liabilities of a disposal group classified
	as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

	Goodwill and intangible assets that have indefinite useful lives are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the assets fair value.
	For goodwill, the impairment determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying amount.

	Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting units goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with FASB Statement No. 141, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

J.	Accounts receivable are recorded at the invoiced amount
	and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows.
	The allowance for doubtful accounts is the Companys best estimate of the amount of probable credit losses in the Companys existing accounts receivable. The Company determines the allowance based on historical write-off experience by industry and national economic data. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility.

K. Principles of Consolidation. The consolidated financial statements include our accounts and those of our wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE #3  Income Taxes

RPM Advantage, Inc., has adopted SFAS 109 to account for income taxes. RPM ADVANTAGE, Inc., currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of net operating loss carry forwards an evaluation allowance has been made to the extent of any tax benefit that net-operating losses may generate. Subsequent to the report
RPM ADVANTAGE, had a change in officers and a change in control.
When control of an entity changes net operating losses generally can be used only by the taxpayer (Officers) who sustained the losses. There can be no assurance that the net operating losses sustained before the change in control will be available for future benefits.

RPM ADVANTAGE, Inc., has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met. These losses are as follows:

	Year of Loss		Amount		Expiration Date
	2000-2010	       	$7,478,191		2020

Current Tax Asset Value of Net Operating Loss Carry forwards At Current
Prevailing Federal Tax Rate (33.9%)	$2,535,107
Evaluation Allowance (33.9%)		$2,535,107
Net Tax Asset $				     -0-
Current Income Tax Expense		     -0-
Deferred Income Tax Benefit		     -0-


Note #4  Contingencies

In 2005, the Company became aware of a prior claim for services.
The Company is investigating the validity of the claim. In the process of dealing with this claim the Company has established procedures in handling prior claims and a reserve of $50,000 for these matters.


Note #5  Stockholders' Equity


As  of  SEPTember 30, 2011,  there  was   approximately   489,535,286
of $.001 Shares of common stock outstanding. The company has no outstanding warrants or stock based compensation to account for as of SEPTember 30, 2011.


Note #6 Plant Property and Equipment

Property and equipment:


Property and equipment are recorded at cost.
Depreciation of property and equipment is provided utilizing both straight line and accelerated methods over the estimated useful lives of the respective assets.
The costs of maintenance and repairs are charged to operations as incurred.


The estimated use full lives of property and equipment are as follows:

	Equipment		7
	Furniture		7
	Computers		5
	Computer software	5
	Motor vehicle		5
	Leasehold improvements	39



Note #7 Accounts Receivables

The accounts receivables for the reported periods are

 SEPTember 30       SEPTember  30      DECEMBER 31
 2011          2010          2010
 (UNAUDITED)   (UNAUDITED)   (AUDITED)
 -------------  ------------ -----------
      0	            0            0


Note #8 Loans Payable and Prepaid Expense

In 2009, the Company agreed to issue 445,000,000 shares of its $0.001 par value common stock to Hamershlag, Sulzberger & Borg in exchange for the existing note payables of $280,807 at 12/31/2009 as well as 2010 expenses to be paid by Hamershlag, Hulzberger & Borg in the amount
of $88,558.00.   The difference in value of stock issued $445,000 and
the debt exchanged of $369,365 will be booked against Additional Paid in Capital for $75,635.






		Index to Consolidated Financial Statements




     Report of Independent Auditors...........................  F-2

     Consolidated Balance Sheets..............................  F-3

     Consolidated Statements of Operations....................  F-4

     Consolidated Statements of Shareholders' Equity..........  F-5

     Consolidated Statements of Cash Flows....................  F-6

     Notes to Consolidated Financial Statements...............  F-7




Report of Independent Registered Public Accounting Firm

RPM ADVANTAGE, Inc.
Houston, TX

Eugene M Egeberg
Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS REPORT

To the Stockholders
RPM Advantage, Inc.
2500 West Loop South
Suite 340
Houston, Texas 77027

We have audited the accompanying balance sheets of RPM Advantage, Inc. as of December 31, 2010, 2009, and 2008, and the related statements of operations and changes in stockholders deficit and cash flows for the
years then ended.   These financial statements are the responsibility
of the Company management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards required by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Companys internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a large accumulated deficit
through December 31, 2010.   This condition raises substantial doubt
about its ability to continue as a going concern. Managements plans in regard to these matters are also described in Note 9.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RPM Advantage, Inc. in preparation of Form 10-K as of December 31, 2010, 2009, and 2008 and the results of its operations and its cash flows for each of the years then ended in conformity with U.S. generally accepted accounting principles.

 /s/ Eugene M. Egeberg
______________________________
Eugene M Egeberg, CPA
Baltimore, MD
20 April 2011  -- RESTATED 5 July 2011


				                   RPM ADVANTAGE, INC.
                                              CONSOLIDATED BALANCE SHEETS
                                                        (AUDITED)


                                                   December 31    December 31
                                                      2010          2009
                                                   (Audited)   	  (Audited)
                                                  ------------   ------------


			Assets

Current asset:

	Cash and Cash Equivalents			     0               0
        Prepaid Expense                                      0          88,558

		Total Current Assets			     0          88,558


		Total assets				     0          88,558


	Liabilities and Stockholders' Equity

Liabilities:

Accounts Payable/Accrued Liabilities		       105,950 		54,950

	Total liabilities			      $105,950	       $54,950

Equity:

Common Stock					       489,535	       489,535
Additional Paid In Capital                           6,882,706       6,882,706
Accumulated Deficit                                 (7,478,191)     (7,338,633)

	Total shareholders' equity                   ($105,950)        $33,608


	Total liabilities and shareholders' equity          $0         $88,558

The accompanying notes are an integral part of these financial statements.



                                   RPM ADVANTAGE, INC.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (AUDITED)

			2010

	Revenues:

	Fees				       0
	Less:  Cost of Sales		       0

		Total Revenues		      $0


	Ordinary Income/Expense


	Expenses:

	General & Administrative	 139,558
	Depreciation			       0

		Total Expenses		$139,558


		Net Income	       ($139,558)


			2009

	Revenues:

	Fees				       0
	Less:  Cost of Sales		       0

		Total Revenues		      $0


	Expenses:

	General & Administrative 	  59,929
	Depreciation			       0

		Total Expenses	         $59,929


		Net Income	         $59,929


The accompanying notes are an integral part of these financial statements.




                               RPM ADVANTAGE, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (AUDITED)


                                                         For the Year
                                                        Ended December 31
                                                         2010           2009
                                                      (Audited)       (Audited)
                                                     ------------   ------------


	OPERATING ACTIVITIES:
	   Net Loss				       (139,558)       (59,929)
	   Increase in Accounts Payable                   1,000          1,000
	   Increase in Accrued Expenses                  50,000              0
	NET CASH PROVIDED BY OPERATING ACTIVITIES       (88,558)       (58,929)

	FINANCING ACTIVITIES:
	   Additional Paid in Capital		              0        (75,635)
	   Decrease in Loans Payable                          0       (221,878)
	   Issuance of Common Stock                           0        445,000
	NET CASH PROVIDED BY FINANCING ACTIVITIES	      0	       147,487

        INVESTING ACTIVITIES:
	   Decrease in Prepaid Expense                   88,558        (88,558)
	NET CASH PROVIDED BY INVESTING ACTIVITIES	 88,558        (88,558)

	INCREASE IN CASH				      0              0

	CASH - BEGINNING OF YEAR			      0              0

	CASH - END OF YEAR				      0              0

The accompanying notes are an integral part of these financial statements.



			   RPM ADVANTAGE, INC.
                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2010, AND 2009
                                      (AUDITED)
                        RESTATED JULY 5, 2011


2010
                            Common  Additional  Shareholder  Retained    Total
                            Stock   Paid in Cap Distribution Earnings

Balance at   1/1/2010      489,535   6,882,706      0      (7,338,633)  33,608

Stock Issuance                   0           0      0               0        0

Shareholder Dist                 0           0      0               0        0

Additional Paid in Cap           0           0      0               0        0

Retained Earnings                0           0      0               0        0

Net Income                       0           0      0        (139,558)(139,558)

Balance at 12/31/2010      489,535   6,882,706      0      (7,478,191)(105,950)


2009
                           Common  Additional  Shareholder  Retained    Total
                           Stock   Paid in Cap Distribution Earnings

Balance at 1/1/2009        44,535   6,958,341      0      (7,278,704)(275,828)

Stock Issuance            445,000           0      0               0  445,000

Shareholder Dist                0           0      0               0        0

Additional Paid in Cap          0     (75,635)     0               0  (75,635)

Retained Earnings               0           0      0               0        0

Net Income                      0           0      0         (59,929) (59,929)

Balance at 12/31/2009     489,535   6,882,706      0      (7,338,633)  33,608

The accompanying notes are an integral part of these financial statements.





ITEM 1. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   RPM ADVANTAGE, Inc.
Notes to Financial Statements



NOTE #1  Organization, Nature of Operations and Basis of Presentation

RPM Advantage, Inc., (formerly Communitronics,Inc.)
was organized in the state of Utah on September 21, 1970 and re-incorporated in Nevada in April 2006.

The Company is a independent operator in the Exploration and Production (E & P) segment of oil a gas industry. The Company focus is on secondary recovery leases that have known proven reserves and can have their values increased by and through the application of new and emerging enhanced recovery technologies. The Company considers itself to be one operating segment.



NOTE #2  Significant Accounting Policies

The significant accounting policies followed by the Company in preparing its consolidated financial statements are set forth in Note (2) to such consolidated financial statements included in Form 10-K for the year ended December 31, 2006. The Company has made no significant changes to these policies during 2007.



A.	The Company uses the accrual method of accounting.
B.	Revenues and directly related expenses are recognized in the
	period then the goods are shipped to the customer.
C.	The Company considers all short term, highly liquid investments
	that are readily convertible, within three months, to known amounts
	as cash equivalents.  The Company currently has no cash equivalents.
D.	Basic Earnings Per Shares are computed by dividing income available
	to common stockholders by the weighted average number of common shares outstanding during the period. Diluted Earnings Per Share shall be computed by including contingently issuable shares with the weighted average shares outstanding during the period. When inclusion of the contingently issuable shares outstanding during the period. When inclusion of the contingently issuable shares would have an anti-dilutive effect upon earnings per share no diluted earnings per share shall be presented.
E.	Inventories:  Inventories are stated at the lower of cost,
	determined by the FIFO method or market.
F.	Depreciation:  The cost of property and equipment is depreciated
	over the estimated useful lives of the related Communitronics Group, Inc. assets. The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets of the estimated lives of the assets. Depreciation and amortization is computed on the straight-line method.
G.	Estimates:  The preparation of the financial statements in
	conformity with generally accepted accounting Principles requires management to make estimates and Communitronics Assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

H.	Cash: The company policy for any cash balances above $100,000 in any
	one account is to sweep the funds into a company brokerage account, which under the Securities Investor Protectors Corporation, insures cash balances up to $5,000,000.

I.	Impairment of Long-Lived Assets:  In accordance with Statement 144,
	long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

	Goodwill and intangible assets that have indefinite useful lives are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the assets fair value.
	For goodwill, the impairment determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying amount.

	Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting units goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with FASB Statement No. 141, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

J.	Accounts receivable are recorded at the invoiced amount
	and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows.
	The allowance for doubtful accounts is the Companys best estimate of the amount of probable credit losses in the Companys existing accounts receivable. The Company determines the allowance based on historical write-off experience by industry and national economic data. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility.

K. Principles of Consolidation. The consolidated financial statements include our accounts and those of our wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE #3  Income Taxes

RPM Advantage, Inc., has adopted SFAS 109 to account for income taxes. RPM ADVANTAGE, Inc., currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of net operating loss carry forwards an evaluation allowance has been made to the extent of any tax benefit that net-operating losses may generate. Subsequent to the report
RPM ADVANTAGE, had a change in officers and a change in control.
When control of an entity changes net operating losses generally can be used only by the taxpayer (Officers) who sustained the losses. There can be no assurance that the net operating losses sustained before the change in control will be available for future benefits.

RPM ADVANTAGE, Inc., has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met. These losses are as follows:

	Year of Loss		Amount		Expiration Date
	2000-2010	       	$7,478,191		2020

Current Tax Asset Value of Net Operating Loss Carry forwards At Current
Prevailing Federal Tax Rate (33.9%)	$2,535,107
Evaluation Allowance (33.9%)		$2,535,107
Net Tax Asset $				     -0-
Current Income Tax Expense		     -0-
Deferred Income Tax Benefit		     -0-


Note #4  Contingencies

In 2005, the Company became aware of a prior claim for services.
The Company is investigating the validity of the claim. In the process of dealing with this claim the Company has established procedures in handling prior claims and a reserve of $100,000 for these matters.


Note #5  Stockholders' Equity

As  of  December 31, 2010,  there  was   approximately   489,535,000
of $.001 Shares of common stock outstanding. The company has no outstanding warrants or stock based compensation to account for as of December 31, 2010.


Note #6 Plant Property and Equipment

Property and equipment:

Property and equipment are recorded at cost.
Depreciation of property and equipment is provided utilizing both straight line and accelerated methods over the estimated useful lives of the respective assets.
The costs of maintenance and repairs are charged to operations as incurred.



The estimated use full lives of property and equipment are as follows:

	Equipment		7
	Furniture		7
	Computers		5
	Computer software	5
	Motor vehicle		5
	Leasehold improvements	39




Note #7 Accounts Receivables

The accounts receivables for the reported periods are

DECEMBER 31     DECEMBER  31
 2010          2009
 (AUDITED)     (AUDITED)
 -------------  ------------
      0	            0




Note #8 Loans Payable and Prepaid Expense

In 2009, the Company agreed to issue 445,000,000 shares of its $0.001 par value common stock to Hamershlag, Sulzberger & Borg in exchange for the existing note payables of $280,807 at 12/31/2009 as well as 2010 expenses to be paid by Hamershlag, Sulzberger & Borg in the amount
of $88,558.00.   The difference in value of stock issued $445,000 and
the debt exchanged of $369,365 will be booked against Additional Paid
in Capital for $75,635.   The prepaid expenses of $88,558 were reversed
out against $88,558 of expenses paid in 2010.